Exhibit 10.1

NOTICE OF GRANT OF PERFORMANCE SHARE UNITS
PURSUANT TO THE UNIVERSAL INSURANCE HOLDINGS, INC.
2021 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”), hereby awards (this “Award”) to the Participant designated in Section A of this Notice of Grant (the “Notice”) the number of performance share units set forth below (the “PSUs”). This Award is made pursuant to the provisions of the Company’s 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”) and is subject to the restrictions in this Notice and the additional provisions set forth in the attached Terms and Conditions of Performance Share Unit Award (the “Terms and Conditions” and together with the Notice, this “Agreement”).
Capitalized words not otherwise defined herein or in the Plan are defined in the employment agreement by and between the Company and the Participant (the “Employment Agreement”); provided, however, that for purposes of Sections 4 and 5 of the Terms and Conditions, capitalized words defined in the Employment Agreement shall have the respective meanings set forth therein rather than any other definition set forth in the Plan.
A.    Award Specifics

Participant:	Performance Period:
Date of Grant:	Target Number of PSUs:
The number of PSUs that the Participant actually earns for the Performance Period (up to a maximum of [_____] PSUs) will be determined following the end of the Performance Period based on the level of achievement of the Performance Goal (as defined in Exhibit A). The Award is subject to the performance condition set forth in Exhibit A of this Notice and the service vesting conditions set forth in Section B of this Notice.
B.    Service Vesting
The PSUs are subject to forfeiture until they vest. Except as otherwise provided in the Terms and Conditions, the PSUs will vest and become nonforfeitable on the date that the Committee certifies the achievement of the applicable Performance Goal which shall occur as soon as reasonably practicable following the last fiscal year in the Performance Period, but in no event later than the date the Company files its annual report on Form 10-K for such fiscal year (the “Certification Date”), subject to (i) the achievement of the minimum threshold Performance Goal and (ii) the Participant’s not experiencing a Termination of Employment from the Date of Grant through the Certification Date (the “Vesting Date”).
By signing below, the Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

Participant Signature Print Name Address	UNIVERSAL INSURANCE HOLDINGS, INC. a Delaware corporation By: Name: Its:

EXHIBIT A
Performance Condition
The PSUs subject to this Award will be earned based on the Company’s [Performance Metric] during the Performance Period, excluding (i) cumulative dividends declared for Target level achievement and below and (ii) accumulated other comprehensive income (loss) (within the meaning of United States generally-accepted accounting principles) as reflected in the Company’s financial statements (the “Performance Goal”), in accordance with the following table:

	[Performance Metric]	PSUs Earned (As a % of Target)
	[ ]	0%
Threshold	[ ]	[50][75]%
Target	[ ]	100%
Maximum	[ ]	[200][125]%
If the [Performance Metric] during the Performance Period is between Threshold and Target or between Target and Maximum as set forth above, the percentage of PSUs earned will be determined by straight-line interpolation between such levels of achievement.
In calculating the achievement of the Performance Goal, the Committee shall adjust the achievement to take into account unusual or infrequent items or events not foreseen at the time the Performance Goal was established (including, but not limited to, acquisitions or dispositions, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) so as to neutralize the effect of the item or event.
The number of PSUs earned by the Participant for the Performance Period will be determined by the Committee on the Certification Date. All determinations of whether the Performance Goal has been achieved and, if applicable, the level of achievement of the Performance Goal, the number of PSUs earned by the Participant and all other matters related to this Award shall be made by the Committee in its sole discretion.

TERMS AND CONDITIONS OF
PERFORMANCE SHARE UNIT AWARD
1.     General Provisions.
The Company intends that the payment and settlement of the PSUs shall comply with the applicable requirements of Section 409A to the extent the PSUs constitute “non-qualified deferred compensation” within the meaning of Section 409A and this Agreement shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.
If the Participant is deemed a "specified employee" within the meaning of Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon "separation from service" within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (i) the date that is six months following the Participant’s separation from service and (ii) the Participant’s death.
Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A.
2.    Payment.
(a)    Subject to Section 5, each PSU represents the right of the Participant to receive on the Vesting Date one share of Common Stock or, to the extent determined by the Committee, a cash payment equal to the Fair Market Value of one share of Common Stock on the Vesting Date, subject to the performance, vesting and other terms and conditions hereof.
(b)    Subject to Sections 5 and 9, in connection with the vesting of each PSU, the Company will issue to the Participant one share of Common Stock (or, to the extent determined by the Committee, a cash payment equal to the Fair Market Value of one share of Common Stock on the applicable Vesting Date) plus any accumulated dividend equivalents credited to such PSU within 30 days following the Vesting Date, and each such vested PSU will thereupon terminate effective as of the Vesting Date.
I    The Company shall deliver any shares through book entry transfer to an account in the Participant’s name at a financial institution that is selected by the Company and approved by the Participant. Share certificates representing distributed shares shall not be issued by the Company until such shares have been delivered to the Participant’s account as specified above. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of any shares of Common Stock hereunder; provided, however, that the Company shall not pay the expenses related to any sale of shares received in connection with the vesting of any PSUs, regardless of whether such sale is made to satisfy expenses, withholding, or other taxes.
3.Dividend Equivalents.
(a)The Participant shall be credited with a cash amount equal to the ordinary cash dividends declared and paid on the corresponding number of shares of Common Stock during the period beginning on the Date of Grant and ending on the Vesting Date. Such cash amount shall be subject to the same time- and performance-vesting conditions as the PSUs and shall be paid to the Participant in cash (without interest) at the time that the shares of Common Stock (or cash in lieu thereof) are delivered to the Participant in settlement of the PSU.
(b)    No dividend equivalents shall be paid in respect of any forfeited PSUs, even if such dividend equivalents are credited on the PSU on or prior to forfeiture.

4.    Effect of Termination of Service on Vesting and Payment.
(a)    Resignation[ without Good Reason]. If the Participant resigns from the Company [without Good Reason][for any reason other than Retirement (as defined below)], any then outstanding unvested PSUs shall be immediately forfeited as of the date of the Participant’s Termination of Service (the “Termination Date”).
(b)    Termination without Cause; [Resignation with Good Reason; ]Termination due to Death or Disability; Retirement. Except as provided in Section 5 below, in the event that (i) the Participant’s service is terminated by the Company without Cause, (ii) the [Participant resigns from the Company with Good Reason, (iii) the] Participant’s service with the Company terminates due to death or Disability (provided that to the extent necessary to comply with Section 409A in order to avoid an additional tax being imposed on the Participant under Section 409A, such disability constitutes a “disability” within the meaning of Section 409A), or [(iii)][(iv)] the Participant’s service with the Company terminates due to the Participant’s voluntary Termination of Service on or after attaining age 59-½ with a minimum of 15 years of continuous service with the Company or any Affiliate at the time of such termination in circumstances where the Participant does not plan to seek full or part-time employment with another company (“Retirement”), the PSUs shall be deemed earned at the target (i.e., 100%) level and shall fully vest immediately as of the Termination Date (the “Additional Vesting”). Notwithstanding anything herein to the contrary, the PSUs subject to Additional Vesting hereunder shall become payable on the 60th day following the Termination Date. The Company’s obligation to provide the Additional Vesting is expressly conditioned upon the Participant’s execution and delivery to the Company by no later than 45 days following the Termination Date of a valid and irrevocable release agreement in substantially the form provided by the Company.
(c)    Termination for Cause. If the Participant’s service is terminated by the Company for Cause, any then outstanding unvested PSUs shall be immediately forfeited as of the Termination Date.
5.    Change in Control.
In the event of a Change in Control in which the consideration received by the stockholders of the Company in the Change in Control consists exclusively of cash, securities not listed for trading on a national securities exchange or automated quotation system, or a combination of cash and such unlisted securities, all outstanding PSUs that have not previously vested under this Agreement shall be deemed earned at the greater of (i) the target (i.e., 100%) level; or (ii) the actual level of the Performance Goal attained treating the date of the Change in Control as the last day of the Performance Period, and shall vest in full immediately prior to the date of such Change in Control and shall be settled through the delivery of the corresponding number of shares of Common Stock to the Participant. Notwithstanding anything herein to the contrary, no acceleration of the settlement of any PSUs pursuant to this Section 5 shall occur unless the Change in Control constitutes a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, as such terms are described in Treas. Reg. Section 1.409A-3(i)(5).
6.    No Rights as a Stockholder.
Unless and until any PSU subject to this Award has vested and the applicable underlying shares have been issued to the Participant in accordance with Section 2, the Participant shall have no rights as a stockholder with respect to such PSUs or the underlying shares, including, without limitation, any right to vote the shares, to receive any dividends on the underlying shares or, except as expressly set forth in Section 3 above, to be credited or paid distribution equivalents on such PSUs.
7.    Compliance with Law.
This Award is subject to the condition that, if the listing, registration or qualification of the shares of Common Stock delivered with respect to PSUs subject to this Award upon any securities exchange or under any law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, the vesting of PSUs or delivery and settlement of the underlying shares hereunder, the PSUs or underlying shares of Common Stock may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

8.    Non-Transferability of Award.
This Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of this Award shall be null and void.
9.    Withholding.
The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Award. In accordance with Section 11.06 of the Plan, such tax and withholding obligations shall be satisfied by the Company's withholding from this Award at the appropriate time that number of whole shares of Common Stock whose fair market value is equal to the amount of any taxes required to be withheld with respect to such Award, unless otherwise determined by the Committee.
10.    Participant Representations.
The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan, and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his own advisers with respect to the tax consequences of this Award.
11.Clawback/Recoupment.

The PSUs granted under this Agreement, and any cash or shares of Common Stock issued in respect thereof, shall be subject to any recoupment policy that the Company may adopt from time to time, to the extent any such policy is applicable to the Participant, as well as any recoupment provisions required under applicable law. By accepting this Award, the Participant acknowledges, agrees and consents to the Company’s application, implementation and enforcement of (a) such recoupment policies with respect to all covered compensation received or to be received by the Participant, to the extent applicable, and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate such recoupment policies (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes (i) the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the shares of Common Stock and any other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares and/or other amounts to the Company and (ii) the Company’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including without limitation by reducing any amount that is or may become payable to the Participant. To the extent that the terms of this Agreement and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail.

12.Miscellaneous.
(a)    Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
(b)    Waiver. The waiver by either party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
(c)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.

(d)    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and, as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts fully executed and performed in such State.
(f)    Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
(g)    Terms and Construction. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.
(h)    Amendment. This Agreement may be amended at any time by the Company provided that no such amendment that materially and adversely affects the right of the Participant hereunder shall be effective without the Participant’s written consent.
(i)    No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.
(j)    Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
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